Exhibit 10.1

THIRD AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Third Amendment”) is made as of this 30th day of January, 2023, by and among:

SANTANDER BANK, N.A., a national bank having a place of business at 28 State Street, Boston, Massachusetts 02109 (the “Lender”);

JANEL GROUP, INC., a New York corporation (“Janel”), EXPEDITED LOGISTICS AND FREIGHT SERVICES, LLC, a Texas limited liability company (“ELFS”) and ELFS BROKERAGE LLC, a Texas limited liability company (“ELFS Brokerage”, and together with Janel and ELFS, individually and collectively, and jointly and severally referred to herein as “Borrower”).

JANEL CORPORATION, a Nevada corporation (“Parent”) and EXPEDITED LOGISTICS AND FREIGHT SERVICES, LLC, an Oklahoma limited liability company (“ELFS OK, and together with Parent, each, a “Loan Party Obligor” and collectively, the “Loan Party Obligors”)

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Borrower and the Loan Party Obligors and the Lender entered into that certain Amended and Restated Loan and Security Agreement dated as of September 21, 2021 (together with any further modifications, amendments, and restatements thereof, the “Agreement”);

WHEREAS, the Borrower and the Loan Party Obligors have requested that the Lender modify and amend certain terms and conditions of the Agreement; and

WHEREAS, the Lender has agreed to modify and amend certain terms and conditions of the Agreement, all as provided for herein.

NOW, THEREFORE, it is hereby agreed among the parties hereto as follows:

1.	Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

2.	Amendments to Agreement.

a.	Section 5.14 (Insurance). The first sentence of subparagraph (a) of Section 5.14 is hereby restated in its entirety as follows:

“(a)       Each Loan Party will at all times carry property, liability and other insurance (including credit insurance for any Domestic Insured Accounts or Foreign Accounts included in the Borrowing Base), with insurers reasonably acceptable to Lender, in such form and amounts, and with such deductibles and other provisions, as Lender shall require in its Permitted Discretion, and Borrower will provide Lender with evidence satisfactory to Lender that such insurance is, at all times, in full force and effect.”

b.	Schedule A of the Agreement (Description of Certain Terms) is hereby deleted in its entirety and replaced with Schedule A attached hereto.

c.	Schedule B of the Agreement (Definitions) is hereby amended as follows:

i.	The definition of “Accounts Advance Rate” is hereby restated in its entirety as follows:

““Accounts Advance Rate” means the applicable percentages set forth in Section 1(b) of Schedule A.”

ii.	The definition of “Borrowing Base” is hereby restated in its entirety as follows:

““Borrowing Base” means

(i) the aggregate amount of Eligible Accounts in respect of which clause (vii)(1) of the definition of Eligible Account (Domestic Uninsured Account) applies, multiplied by the applicable Accounts Advance Rate, plus

(ii) the aggregate amount of Eligible Accounts in respect of which clause (vii)(2) of the definition of Eligible Account (Domestic Insured Account) applies, multiplied by the applicable Accounts Advance Rate, plus

(iii) Eligible Accounts in respect of which clause (vii)(3) of the definition of Eligible Account (Foreign Account) applies, multiplied by the applicable Accounts Advance Rate (but in no event to exceed the Foreign Accounts Sublimit), minus

(iv) the Letter of Credit Balance, minus

(iv) all Reserves which Lender has established pursuant to Section 1.2.”

iii.	The definition of “Eligible Account” is hereby restated in its entirety as follows:

“Eligible Account” means, at any time of determination, an Account owned by Borrower which satisfies the general criteria set forth below and which is otherwise acceptable to Lender in its Permitted Discretion (provided that, Lender may, in its Permitted Discretion, change the general criteria for acceptability of Eligible Accounts and shall notify Borrower of such change promptly thereafter). An Account shall be deemed to meet the current general criteria if:

(i)           neither the Account Debtor nor any of its Affiliates is an Affiliate, creditor or supplier of any Loan Party or an Agent;

(ii)          it does not remain unpaid more than the number of days after the original invoice date set forth in Section 3(a) of Schedule A;

(iii)       the Account Debtor or its Affiliates are not past due the applicable dates referenced in clause (ii) above on more than 40% of all of the Accounts owing to Borrower by such Account Debtor or its Affiliates;

(iv)       all Accounts owing by the Account Debtor or its Affiliates do not represent more than 25% of all otherwise Eligible Accounts (provided that Accounts which are deemed to be ineligible solely by reason of this clause (iv) shall be considered Eligible Accounts to the extent of the amount thereof which does not exceed 25% of all otherwise Eligible Accounts);

(v)         no covenant, representation or warranty contained in this Agreement or any other Loan Document with respect to such Account (including any of the representations set forth in Section 5.4) has been breached;

(vi)        the Account is not subject to any contra relationship, counterclaim, dispute or set-off, but such account shall only be ineligible to the extent of such contra relationship, counterclaim, dispute or set-off;

(vii)       the Account Debtor’s chief executive office or principal place of business is located (1) in the United States (a “Domestic Uninsured Account”), (2) in the United States, and such Account is insured pursuant to credit insurance in form, substance and issued by a party satisfactory to Lender (a “Domestic Insured Account”), or (3) outside of the United States and such Account is insured pursuant to credit insurance or supported by a letter of credit, in each case, in form, substance and issued by a party satisfactory to Lender (a “Foreign Account”);

(viii)      it is absolutely owing to Borrower and does not arise from a sale on a bill-and-hold, guarantied sale, sale-or-return, sale-on-approval, consignment, retainage or any other repurchase or return basis or consist of progress billings;

(ix)         Lender shall have verified the Account in a manner satisfactory to Lender;

(x)        the Account Debtor is not the United States or any state or political subdivision (or any department, agency or instrumentality thereof), unless Borrower has complied with the Assignment of Claims Act of 1940 (31 U.S.C. 3727) or other applicable similar state or local law in a manner satisfactory to Lender;

(xi)        it is at all times subject to Lender’s duly perfected, first priority security interest and to no other Lien that is not a Permitted Lien, and the goods giving rise to such Account (A) were not, at the time of sale, subject to any Lien except Permitted Liens and (B) have been sold by Borrower to the Account Debtor in the ordinary course of Borrower’s business and delivered to and accepted by the Account Debtor, or the services giving rise to such Account have been performed by Borrower and accepted by the Account Debtor in the ordinary course of Borrower’s business;

(xii)        the Account is not evidenced by Chattel Paper or an Instrument of any kind and has not been reduced to judgment;

(xiii)     the Account Debtor’s total indebtedness to Borrower does not exceed the amount of any credit limit established by Borrower or Lender and the Account Debtor is otherwise deemed to be creditworthy by Lender (provided that, Accounts which are deemed to be ineligible solely by reason of this clause (xiii), shall be considered Eligible Accounts to the extent the amount of such Accounts does not exceed the lower of such credit limits);

(xiv)     there are no facts or circumstances existing, or which could reasonably be anticipated to occur, which might result in any adverse change in the Account Debtor’s financial condition or impair or delay the collectability of all or any portion of such Account;

(xv)       Lender has been furnished with all documents and other information pertaining to such Account which Lender has requested, or which Borrower is obligated to deliver to Lender, pursuant to this Agreement;

(xvi)      Borrower has not made an agreement with the Account Debtor to extend the time of payment thereof beyond the time periods set forth in clause (ii) above;

(xvii)      Borrower has not posted a surety or other bond in respect of the contract under which such Account arose;

(xviii)   the Account Debtor is not subject to any proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law;

(xix)       the Account does not constitute a Net Agent Account; and

(xx)        it has not been deemed ineligible by Lender in its Permitted Discretion.”

3.	Conditions to Effectiveness. This Third Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Lender:

a.	This Third Amendment shall have been duly executed and delivered by the respective parties hereto and, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

b.	The Borrower shall have paid to the Lender all fees and expenses then due and owing pursuant to the Agreement and this Third Amendment.

c.
The Lender shall have received customary officers’ certifications; customary evidence of authorization to enter into this Third Amendment; and good standing certificates in jurisdictions of formation/organization (to the extent such a certificate exists in the applicable jurisdiction) of the Loan Party Obligors.

d.
The Loan Party Obligor’s credit insurance policy covering Domestic Insured Accounts shall be in form and substance satisfactory to the Lender and in full force and effect, and the Lender shall have received a policy beneficiary endorsement with respect thereto.

4.	Miscellaneous.

a.
This Third Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

b.	The provisions of Section 10.15 (Governing Law) and 10.16 (Consent to Jurisdiction; Waiver of Jury Trial) are specifically incorporated herein by reference.

c.
This Third Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

d.
Any determination that any provision of this Third Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Third Amendment.

e.
The Borrower shall pay on demand all costs and expenses of the Lender, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Third Amendment.

f.
The Loan Party Obligors each warrants and represents that such Person has consulted with independent legal counsel of such Person’s selection in connection with this Third Amendment and is not relying on any representations or warranties of the Lender or its counsel in entering into this Third Amendment.

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IN WITNESS WHEREOF, the parties have hereunto caused this Third Amendment to be executed and their seals to be hereto affixed as of the date first above written.

LENDER

SANTANDER BANK, N.A.

By:	/s/ Jennifer Baydian
Name: Jennifer Baydian
Its: Senior Vice President

[Signature Page to Third Amendment to Amended and Restated Loan and Security Agreement]

BORROWERS

JANEL GROUP, INC., a New York corporation, as Borrower

By:	/s/ William J. Lally
Name:	William J. Lally
Its:	President

EXPEDITED LOGISTICS AND FREIGHT SERVICES LLC, a Texas limited liability company, as Borrower

By:	/s/ William J. Lally
Name:	William J. Lally
Its:	Vice President

ELFS BROKERAGE LLC, a Texas limited liability company, as Borrower

By: Janel Group, Inc., its Manager

By:	/s/ William J. Lally
Name:	William J. Lally
Its:	President

[Signature Page to Third Amendment to Amended and Restated Loan and Security Agreement]

LOAN PARTY OBLIGORS

JANEL CORPORATION, a Nevada corporation, as a Loan Party Obligor and Term Loan Borrower

By:	/s/ Darren Seirer
Name:	Darren Seirer
Its:	President

EXPEDITED LOGISTICS AND FREIGHT SERVICES LLC, an Oklahoma limited liability company, as a Loan Party Obligor

By:	Expedited Logistics and Freight Services LLC, a Texas limited liability company, its manager

By:	/s/ William J. Lally
Name:	William J. Lally
Its:	Vice President

[Signature Page to Third Amendment to Amended and Restated Loan and Security Agreement]

Schedule  A

Description of Certain Terms

1.	Loan Limits for Revolving Loans and Letters of Credit:

	(a)	Maximum Revolving Facility Amount:	$35,000,000

	(b)	Accounts Advance Rates:

	(i)	Domestic Uninsured Account	85%

	(ii)	Domestic Insured Account	90%

	(iii)	Foreign Account	85%

	(c)	Foreign Accounts Sublimit:	$4,500,000

	(d)	Letter of Credit Limit:	$3,000,000

2.	Interest Rates:

	(a)	Base Rate Loans:	Base Rate (for avoidance of doubt, the applicable margin is found in the definition of “Base Rate”).

	(b)	SOFR Rate Loans:	SOFR Rate plus SOFR Adjustment plus SOFR Rate Margin

3.	Maximum Days re Eligible Accounts:

	(a)	Maximum days:	With respect to Accounts with thirty (30) day terms, more than ninety (90) days from invoice date and sixty (60) days from due date

			With respect to Accounts with forty-five (45) day terms, more than one hundred five (105) days from invoice date and sixty (60) days from due date

			With respect to Accounts with sixty (60) day terms, more than one hundred twenty (120) days from invoice date and sixty (60) days from due date

4.		Maturity Date:	September 21, 2026